UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 2/20/2007

Owens Corning

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-33100

DE	43-2109021
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

One Owens Corning Parkway, Toledo, OH 43659

(Address of Principal Executive Offices, Including Zip Code)

419-248-8000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 1.01. Entry into a Material Definitive Agreement.

On February 20, 2007, Owens Corning and Saint-Gobain announced that they have entered into agreements to form a global joint venture to develop, manufacture, market, sell and distribute glass reinforcements products. The new entity will be called OCV Reinforcements S.P.R.L.

Pursuant to the terms of a Master Contribution Agreement, each of Owens Corning and Saint-Gobain are contributing to the joint venture their worldwide glass reinforcements businesses, including plant, property and equipment, working capital, contractual arrangements, customers and intellectual property. In exchange for their contributions, Owens Corning will receive 60% of the voting and economic interests in the joint venture and Saint-Gobain will receive 40% of the voting and economic interests in the joint venture. The joint venture will be consolidated on the financial statements of Owens Corning.

Pursuant to the terms of a Joint Venture Agreement, the joint venture structure consists of two entities, a management company and an operating company. The management company serves as the manager of the joint venture, with the board of directors of the management company directing the operating company’s operations. Owens Corning will appoint three members of the management company’s board of directors and Saint-Gobain will appoint two members of the management company’s board of directors. Charles E. Dana, the President of Owens Corning’s Composite Solutions business, will be the President and CEO of the joint venture and will remain President of the Composite Solutions business.

Pursuant to the terms of an Option Agreement, an indirect, wholly owned subsidiary of Owens Corning has the right to acquire Saint-Gobain’s interest in the joint venture at any time after the 48 month anniversary of the closing of the joint venture. Further, Saint-Gobain has the right to sell its interest in the joint venture to such subsidiary at any time after the 48 month anniversary of the closing of the joint venture. The purchase price for Saint-Gobain’s interest will be determined pursuant to a formula set forth in the Option Agreement representing, among other things, a multiple of the average earnings before interest, taxes, depreciation and amortization of the joint venture during the up to 5 year period preceding the purchase and sale of Saint-Gobain’s interest in the joint venture.

The closing of the joint venture is subject to satisfaction of certain conditions, including the receipt of regulatory approvals and consents. It is expected that the joint venture will close in mid-2007. The descriptions of the Master Contribution Agreement, the Joint Venture Agreement and the Option Agreement do not purport to be complete and are qualified in their entirety by reference to the Master Contribution Agreement, the Joint Venture Agreement and the Option Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated by reference herein.

Item 2.02. Results of Operations and Financial Condition.

On February 21, 2007, Owens Corning issued an earnings release announcing its financial results for the quarter and year ended December 31, 2006. A copy of the earnings release is attached as Exhibit 99.1. Exhibit 99.1 contains certain financial measures that are considered “non-GAAP financial measures” as defined in Securities and Exchange Commission rules. Exhibit 99.1 also contains the reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles.

The information in Item 2.02 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 8.01. Other Events.

On February 21, 2007, Owens Corning announced that its Board of Directors has approved a share buy-back program to repurchase up to 5% of Owens Corning’s outstanding common stock. The stock repurchase program authorizes Owens Corning to repurchase shares through open market, privately negotiated, or other transactions. The timing and actual number of shares repurchased will depend on market conditions and other factors and will be at Owens Corning’s discretion.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Master Contribution Agreement, dated February 20, 2007.

10.2	Joint Venture Agreement, dated February 20, 2007.

10.3	Option Agreement, dated February 20, 2007.

99.1	Press Release, dated February 21, 2007.

SIGNATURE

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Owens Corning

Date: February 21, 2007	By:	/s/ Stephen K. Krull
Stephen K. Krull
Senior Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Master Contribution Agreement, dated February 20, 2007.

10.2	Joint Venture Agreement, dated February 20, 2007.

10.3	Option Agreement, dated February 20, 2007.

99.1	Press Release, dated February 21, 2007.